BIOGEN, INC.
BIOGEN SAVINGS PLAN
FINANCIAL STATEMENTS AND
SUPPLEMENTAL SCHEDULES
DECEMBER 31, 1998 AND 1997

BIOGEN, INC.
BIOGEN SAVINGS PLAN
INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
--------------------------------------------------------------------------------


                                                                           PAGE

Report of Independent Accountants                                            1

Statement of Assets Available for Plan Benefits as                           2
  of December 31, 1998 and 1997

Statements of Changes in Assets Available for Plan
  Benefits (with Fund Information) for the Year Ended
  December 31, 1998 and December 31, 1997                                   3-6

Notes to Financial Statements                                              7-10

Supplemental Schedules*:

   Supplemental Schedule I

      Assets Held for Investment as of December 31, 1998                    11

   Supplemental Schedule II

      Transactions Involving Amounts in Excess of 5%
      of the Current Value of Plan Assets for the Year
      Ended December 31, 1998                                               12



* Other schedules have been omitted because such schedules are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and Administrator
of the Biogen Savings Plan

In our opinion, the accompanying statements of assets available for plan benefits and the related statements of changes in assets available for plan benefits present fairly, in all material respects, the assets available for plan benefits of Biogen Savings Plan (the "Plan") at December 31, 1998 and 1997, and the changes in assets available for plan benefits for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules I and II are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the changes in assets available for plan benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PricewaterhouseCoopers LLP
Boston, MA
June 28, 1999

BIOGEN, INC.
BIOGEN SAVINGS PLAN
STATEMENT OF ASSETS AVAILABLE FOR PLAN BENEFITS
--------------------------------------------------------------------------------

                                                                   December 31,
                                                         -----------------------------
ASSETS                                                        1998             1997
------                                                   ------------     ------------
Investments at fair value:
Mutual funds:
    Fidelity Intermediate Bond Fund                       $ 1,226,161      $ 1,184,786
    Fidelity Puritan Fund                                   5,393,202        4,591,063
    Fidelity Value Fund                                     1,002,445          774,097
    Fidelity Magellan Fund                                  9,278,946        6,867,334
    Fidelity Retirement Government Money Market Fund        1,632,338        1,525,381
    Fidelity Growth Company Fund                            7,802,376        5,751,258
    Fidelity International Growth Income Fund                    --            455,993
    Fidelity Asset Manager Fund                             1,066,774          663,018
    Fidelity US Equity Index Fund                           2,677,468        1,679,043
    Fidelity US Bond Index Fund                               279,121          197,146
    Fidelity Low Priced Stock Fund                            486,853          111,518
    USAA International Fund                                   535,219           20,983
    Janus Worldwide Fund                                      749,449          170,532
                                                          -----------      -----------

      Total mutual funds                                   32,130,352       23,992,152
                                                          -----------      -----------

Biogen Stock Fund:
    Biogen, Inc. common stock                               8,523,321        3,486,508
    Interest bearing cash                                     174,421           77,153
                                                          -----------      -----------

      Total Biogen, Inc. Stock Fund                         8,697,742        3,563,661
                                                          -----------      -----------

Loans to participants                                         743,526          707,329
                                                          -----------      -----------

      Total investments                                    41,571,620       28,263,142
                                                          -----------      -----------

Assets available for plan benefits                        $41,571,620      $28,263,142
                                                          ===========      ===========



    The accompanying notes are an integral part of the financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS
(WITH FUND INFORMATION)
--------------------------------------------------------------------------------




                                                                          YEAR ENDED
                                                                       DECEMBER 31, 1998
                                                                     PARTICIPANT DIRECTED
                     ---------------------------------------------------------------------------------------------------------------
                                                                          FIDELITY
                                                                         RETIREMENT   FIDELITY   FIDELITY     FIDELITY    FIDELITY
                        FIDELITY     FIDELITY     FIDELITY    FIDELITY   GOVERNMENT    GROWTH  INTERNATIONAL    ASSET    U.S. EQUITY
                      INTERMEDIATE   PURITAN       VALUE     MAGELLAN   MONEY MARKET  COMPANY     GROWTH       MANAGER     INDEX
                        BOND FUND     FUND         FUND         FUND        FUND        FUND    INCOME FUND     FUND        FUND
ADDITIONS
Contributions:
 Employee                $ 152,792   $ 656,225   $  212,858  $  930,736  $  111,712  $  954,476  $   26,285  $  172,823  $  449,820
 Rollover                   37,417      70,647       34,632     191,413     240,729     124,056       4,398      56,518      67,137
 Employer                       --          --           --          --          --          --          --          --          --
                        ----------   ---------   ----------  ----------  ----------  ----------  ----------  ----------   ---------

   Total contributions     190,209     726,872      247,490   1,122,149     352,441   1,078,532      30,683     229,341     516,957

Net appreciation
 (depreciation) of
 investments:
  Mutual funds              12,604     231,231     (148,518)  1,881,829          --   1,086,360      29,944         504     472,062
  Biogen, Inc. common
   stock                        --          --           --         --           --          --          --          --          --
Interest and dividend
 income                     79,702     531,015      143,361     420,549      81,601     537,700          --     147,477      43,580
Other loan repayment        10,646      79,691        4,364     143,795      24,915     119,374       4,594      23,972      18,424
                        ----------  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------

   Total additions         293,161   1,568,809      246,697   3,568,322     458,957   2,821,966      65,221     401,294   1,051,023

DEDUCTIONS
Distributions to
 participants             (154,828)   (496,593)    (22,956)    (929,234)   (103,229)  (479,017)        (113)    (22,961)   (138,987)
                        ----------  ----------   ---------   ----------   ---------  ---------   ----------  ----------  ----------

Net increase (decrease)
  prior to interfund
  transfers and loans      138,333   1,072,216      223,741   2,639,088     355,728   2,342,949      65,108     378,333     912,036
Interfund transfers
  and loans                (96,958)   (270,077)       4,607    (227,476)   (248,771)   (291,831)   (521,101)     25,423      86,389
                        ----------  ----------   ----------  ----------  ----------  ----------   ---------- ----------  ----------

Net increase (decrease)     41,375     802,139      228,348   2,411,612     106,957   2,051,118    (455,993)    403,756     998,425

Assets available for
 plan benefits,
 beginning of year       1,184,786   4,591,063      774,097   6,867,334   1,525,381   5,751,258     455,993     663,018   1,679,043
                        ----------  ----------   ----------  ----------  ----------  ----------  ----------   ---------  ----------

Assets available for
 plan benefits, end
 of year                $1,226,161  $5,393,202   $1,002,445  $9,278,946  $1,632,338  $7,802,376  $       --  $1,066,774  $2,677,468
                        ==========  ==========   ==========  ==========  ==========  ==========  ==========  ==========  ==========


    The accompanying notes are an integral part of the financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN

STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS
(WITH FUND INFORMATION)(CONTINUED)
================================================================================

                                                                   YEAR ENDED DECEMBER 31, 1998
                                                                       PARTICIPANT DIRECTED
                                   ----------------------------------------------------------------------------------------------
                                                   FIDELITY
                                   FIDELITY U.S.  LOW-PRICED     USAA        JANUS
                                    BOND INDEX      STOCK    INTERNATIONAL  WORLDWIDE      LOAN       BIOGEN, INC.
                                       FUND         FUND         FUND          FUND        FUND        STOCK FUND        TOTAL
                                   ------------   ---------- -------------  ---------    ---------     ----------     -----------

ADDITIONS
Contributions:
    Employee                        $  58,255     $167,490     $131,749     $165,229     $      --     $   38,178     $ 4,228,628
    Rollover                            9,528       70,092       17,333       61,525            --         86,150       1,071,575
    Employer                               --           --           --           --            --        620,721         620,721
                                    ---------     --------     --------     --------     ---------     ----------     -----------
      Total contributions              67,783      237,582      149,082      226,754            --        745,049       5,920,924

Net appreciation (depreciation)
   of investments:
    Mutual funds                        4,297      (43,827)     (26,312)      79,839            --             --       3,580,013
    Biogen, Inc. common stock              --           --           --           --            --      4,654,644       4,654,644
Interest and dividend income           12,866       34,906       18,847        2,954            --             --       2,054,558
Other loan repayment                    3,318          968       19,018        2,249      (393,660)            --          61,668
                                    ---------     --------     --------     --------     ---------     ----------     -----------
      Total additions                  88,264      229,629      160,635      311,796      (393,660)     5,399,693      16,271,807

DEDUCTIONS
Distributions to participants        (154,415)     (18,330)     (33,650)     (31,226)      (16,420)      (361,370)     (2,963,329)
                                    ---------     --------     --------     --------     ---------     ----------     -----------
Net increase (decrease) prior to
   interfund transfers and loans      (66,151)     211,299      126,985      280,570      (410,080)     5,038,323      13,308,478
Interfund transfers and loans         148,126      164,036      387,251      298,347       446,277         95,758              --
                                    ---------     --------     --------     --------     ---------     ----------     -----------
Net increase                           81,975      375,335      514,236      578,917        36,197      5,134,081      13,308,478
Assets available for plan
  benefits, beginning of year         197,146      111,518       20,983      170,532       707,329      3,563,661      28,263,142
                                    ---------     --------     --------     --------     ---------     ----------     -----------
Assets available for plan
  benefits, end of year             $ 279,121     $486,853     $535,219     $749,449     $ 743,526     $8,697,742     $41,571,620
                                    =========     ========     ========     ========     =========     ==========     ===========




   The accompanying notes are an integral part of these financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN

STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS
(WITH FUND INFORMATION)(CONTINUED)
================================================================================

                                                           YEAR ENDED DECEMBER 31, 1997
                                                               PARTICIPANT DIRECTED
                    ---------------------------------------------------------------------------------------------------------------
                                                                         FIDELITY
                                                                        RETIREMENT   FIDELITY     FIDELITY   FIDELITY     FIDELITY
                      FIDELITY      FIDELITY    FIDELITY    FIDELITY    GOVERNMENT    GROWTH    INTERNATIONAL   ASSET   U.S. EQUITY
                    INTERMEDIATE    PURITAN       VALUE     MAGELLAN    MONEY MARKET  COMPANY      GROWTH      MANAGER     INDEX
                      BOND FUND       FUND        FUND        FUND         FUND        FUND      INCOME FUND    FUND       FUND
                    ------------    --------    --------    --------    ------------ --------    ------------ --------   ----------

ADDITIONS
Contributions:
    Employee          $  136,470   $  636,147   $108,506   $  854,609   $  116,702   $  956,584   $ 176,161   $130,312   $  276,459
    Rollover              89,268      134,265     94,989      179,750      150,629      142,438      71,025     57,876       86,356
    Employer                  --           --         --           --           --           --          --         --           --
                      ----------   ----------   --------   ----------   ----------   ----------   ---------   --------   ----------
     Total
       contributions     225,738      770,412    203,495    1,034,359      267,331    1,099,022     247,186    188,188      362,815
Net appreciation
  (depreciation)
  of investments:
    Mutual funds           9,109      428,934    (16,488)     995,802           --      338,019       2,593     51,161      317,955
    Biogen, Inc.
      common  stock           --           --         --           --           --           --          --         --           --
Interest and dividend
  income                  67,233      357,612    101,824      441,449       75,119      544,275      28,757     67,843       33,173
Other loan repayment      10,654       79,695        332      114,767        8,271       77,331       4,852      6,162        3,228
                      ----------   ----------   --------   ----------   ----------   ----------   ---------   --------   ----------
     Total additions     312,734    1,636,653    289,163    2,586,377      350,721    2,058,647     283,388    313,354      717,171

DEDUCTIONS
Distributions to
  participants          (111,084)    (258,837)   (13,422)    (512,085)     (74,065)    (339,838)    (40,615)   (30,546)     (42,721)
                      ----------   ----------   --------   ----------   ----------   ----------   ---------   --------   ----------
Net increase prior
   to interfund
   transfers
   and loans             201,650    1,377,816    275,741    2,074,292      276,656    1,718,809     242,773    282,808      674,450
Interfund transfers
   and loans            (122,564)     (95,886)   415,007     (536,172)       4,035     (610,422)   (219,468)    23,565      274,598
                      ----------   ----------   --------   ----------   ----------   ----------   ---------   --------   ----------
Net increase              79,086    1,281,930    690,748    1,538,120      280,691    1,108,387      23,305    306,373      949,048
Assets available for
  plan benefits,
  beginning of year    1,105,700    3,309,133     83,349    5,329,214    1,244,690    4,642,871     432,688    356,645      729,995
                      ----------   ----------   --------   ----------   ----------   ----------   ---------   --------   ----------
Assets available for
   plan benefits,
   end of year        $1,184,786   $4,591,063   $774,097   $6,867,334   $1,525,381   $5,751,258   $ 455,993   $663,018   $1,679,043
                      ==========   ==========   ========   ==========   ==========   ==========   =========   ========   ==========



   The accompanying notes are an integral part of these financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN

STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS
(WITH FUND INFORMATION)(CONTINUED)
================================================================================

                                                                   YEAR ENDED DECEMBER 31, 1997
                                     ---------------------------------------------------------------------------------
                                                                                                       NON-PARTICIPANT
                                                                 PARTICIPANT DIRECTED                     DIRECTED
                                     ----------------------------------------------------------------- ---------------
                                     FIDELITY   FIDELITY     USAA
                                       U.S.     LOW-PRICED  INTER-     JANUS
                                     BOND INDEX   STOCK    NATIONAL  WORLDWIDE    LOAN     BIOGEN, INC. BIOGEN, INC.
                                       FUND       FUND      FUND       FUND       FUND     STOCK FUND      STOCK         TOTAL
                                     --------   --------  --------   --------   ---------   ----------  -----------   -----------

ADDITIONS
Contributions:
    Employee                         $ 32,752   $  2,274  $    258   $  4,278   $      --   $       --  $        --   $ 3,431,512
    Rollover                           43,062      6,009        --      6,509          --           --           --     1,062,176
    Employer                               --         --        --         --          --        8,075      474,305       482,380
                                     --------   --------  --------   --------   ---------   ----------  -----------   -----------
      Total contributions              75,814      8,283       258     10,787          --        8,075      474,305     4,976,068

Net appreciation (depreciation)
  of investments:
    Mutual funds                        3,680        451      (880)    (9,828)         --           --           --     2,120,508
    Biogen, Inc. common stock              --         --        --         --          --       85,697     (315,390)     (229,693)
Interest and dividend income            7,855        913     1,081     11,616          --           --          700     1,739,450
Other loan repayment                      551         --        --         --    (257,280)          --           --        48,563
                                     --------   --------  --------   --------   ---------   ----------  -----------   -----------
      Total additions                  87,900      9,647       459     12,575    (257,280)      93,772      159,615     8,654,896

DEDUCTIONS
Distributions to participants         (13,167)        --        --         --     (14,714)          --     (218,278)   (1,669,372)
                                     --------   --------  --------   --------   ---------   ----------  -----------   -----------
Net increase (decrease) prior
  to interfund
  transfers and loans                  74,733      9,647       459     12,575    (271,994)      93,772      (58,663)    6,985,524
Interfund transfers and loans          82,561    101,871    20,524    157,957     504,394    3,469,889   (3,469,889)           --
                                     --------   --------  --------   --------   ---------   ----------  -----------   -----------
Net increase (decrease)               157,294    111,518    20,983    170,532     232,400    3,563,661   (3,528,552)    6,985,524
Assets available for plan
  benefits, beginning of year          39,852         --        --         --     474,929           --    3,528,552    21,277,618
                                     --------   --------  --------   --------   ---------   ----------  -----------   -----------
Assets available for plan
  benefits, end of year              $197,146   $111,518  $ 20,983   $170,532   $ 707,329   $3,563,661  $        --   $28,263,142
                                     ========   ========  ========   ========   =========   ==========  ===========   ===========





   The accompanying notes are an integral part of these financial statements.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.       DESCRIPTION OF THE PLAN

         The following brief description of the Biogen Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

         GENERAL INFORMATION
         Biogen, Inc. (the "Company") established the Plan as a deferred profit-sharing plan under Section 401(a) of the Internal Revenue Code of 1986, effective January 1, 1987. The Plan is designed to allow eligible employees to accumulate savings for retirement in the Plan without paying income taxes until the savings are actually received.

         ADMINISTRATION OF THE PLAN
         The Plan is administered by the Savings Plan Committee (the "Plan Committee"), whose members are appointed by the Company. Fidelity Management Trust Company is the Plan trustee (the "Trustee"). Administrative costs of the Plan have been assumed by the Company.

         PARTICIPATION
         Participation in the Plan is voluntary. Each employee of the Company is eligible to participate in the Plan upon the attainment of age 21 unless he/she is (a) a student employed on a temporary basis, (b) an employee of a non-U.S. subsidiary or division of the Company, or (c) a member of a collective bargaining unit.

         CONTRIBUTIONS
         Eligible employees may make savings deposits to the Plan in whole percentages of their gross salary ranging from a minimum of 2% to a maximum of 18%, subject to certain limitations. For each pay period, the Company will make a matching contribution of units of the Biogen Inc., stock fund equal in value to 25% of each employee's savings deposit up to a maximum of 6% of the employee's gross salary, subject to certain limitations.

         INVESTMENT OF CONTRIBUTIONS
         Company matching contributions are invested in the Biogen, Inc. Stock Fund. Prior to December 5, 1997, the matching contribution was invested directly in Biogen, Inc. stock. On December 5, 1997 the amounts in the stock account were converted into units of the Biogen, Inc. Stock Fund which includes Biogen, Inc. stock and cash or short term investments for liquidity purposes. Employee contributions are invested at the direction of the employee in increments of 10% in any combination of the following investment options:

         * An intermediate bond fund designed to earn a high level of current return. It is invested in Fidelity's Intermediate Bond Fund.

         * A balanced fund designed to preserve principal balance by investing in a diversified portfolio of high yielding stocks and bonds. It is invested in Fidelity's Puritan Fund.

         * A fund which seeks to provide capital appreciation from investments in companies which are undervalued or which possess valuable fixed assets. It is invested in the Fidelity Value Fund.

         * An aggressive growth fund invested which seeks to achieve capital appreciation. It is invested in Fidelity's Magellan Fund.

         * A US government money market fund seeks high current earnings while preserving capital and liquidity. It is invested in Fidelity's Retirement Government Money Market Fund.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         * A growth company fund which seeks to provide capital appreciation from investments primarily in common stock of companies with above-average growth characteristics. It is invested in Fidelity's Growth Company Fund.

         * An international equity fund which seeks capital growth, current income and growth of income. It is invested in the Fidelity International Growth & Income Fund.

         * An asset allocation fund that seeks total return with reduced risk over the long term. It is invested in the Fidelity Asset Manager Fund.

         * A long term growth fund which seeks to provide investment results that correspond to the total return performance of common stock of companies publicly traded in the US. It is invested in the Fidelity US Equity Index Fund.

         * A corporate bond fund that seeks to replicate the price and interest performance of the debt securities in the Lehman Brothers Aggregate Bond Index. It is invested in the Fidelity US Bond Index Fund.

         The Plan added the following investment options effective October 1, 1997:

         * A fund which seeks to provide capital appreciation from investments in companies which are undervalued or which are out of favor with other investors and that could offer the possibility for significant growth. It is invested in the Fidelity Low-Priced Stock Fund.

         * A fund that seeks long term capital growth and current income from investments in stocks of companies organized and operating principally outside the United States. It is invested in the USAA International Fund.

         * A fund that seeks capital growth over the long term from investments in common stocks of foreign and domestic companies. It is invested in the Janus Worldwide Fund.

         The Plan added the following investment option effective January 1, 1998.

         * A fund that pools money to buy shares of Biogen, Inc. stock and cash or short-term investments. It is invested in the Biogen, Inc. Stock Fund. Note: Prior to January 1, 1998 only the employer match was invested in Biogen, Inc. stock.

         Dividends, interest, and other distributions received in any fund are reinvested in the same fund.

         VESTING
         Participants are fully vested in their savings deposit accounts and rollover accounts at all times. Participants will vest in the employer's matching contribution at a rate of 25% for each year of Plan service and will be fully vested after four years of Plan service. Participants become 100% vested in employer's matching contributions upon retirement or termination of employment due to disability.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         WITHDRAWALS AND DISTRIBUTIONS
         Distributions are generally payable at termination of employment due to retirement, disability, death or any other reason. Distribution payments are made in cash in a lump sum for employees' contributions and in whole shares of stock for Company matching contributions. Forfeitures of nonvested amounts are used to reduce the amount of future Company matching contributions.

         LOANS
         Participants may borrow against their savings deposits. Loans will bear a reasonable interest rate determined by the Company. Repayment of loans is made by direct withholdings of a participant's salary for a period not to exceed five years (ten years for a residential loan). The minimum loan amount is $1,000 and a participant may borrow up to a maximum of 50% of the participant's vested account balance or $50,000, whichever is smaller. There is no minimum service requirement for a participant to be eligible for a loan.

         PLAN AMENDMENT AND TERMINATION
         The Company has the right to amend, suspend or terminate the Plan, but may not do so in a way which would divest a participant of accrued vested benefits. If the Plan is terminated, the Trustee will distribute the assets held in the trust, after payment of expenses, in such a manner as the Committee shall determine. The Company currently has no intention to terminate the Plan.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies which are in conformity with generally accepted accounting principles consistently followed by the Plan in the preparation of its financial statements.

         BASIS OF ACCOUNTING
         The financial statements of the Plan are prepared on the accrual basis of accounting.

         INVESTMENTS
         Plan investments are stated at fair value. The Company stock is valued at its quoted market price. Mutual fund investments are valued at net asset value representing the value of which shares of the fund may be purchased or redeemed. Loans to participants are stated at principal plus accrued interest, which approximates fair value.

         Purchases and sales of securities are recorded on a trade-date basis. Cost is determined on the average cost basis. Net appreciation or depreciation, which includes realized and unrealized gains or losses on investments, is reflected for the year in the statement of changes in assets available for plan benefits. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         PAYMENT OF BENEFITS
         Benefits are recorded when paid.

BIOGEN, INC.
BIOGEN SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         INCOME TAXES
         No provision for income taxes has been made in the financial statements as the Plan qualifies as a tax-exempt entity under Section 401 of the Internal Revenue Code ("Code"). The Plan has received a favorable determination letter dated June 5, 1996 from the Internal Revenue Service. The Plan has since been amended and a new letter has not been requested. Management has asserted the Plan, as amended, and its operations have been and continue to be in accordance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974 ("ERISA").


3.       LOANS TO PARTICIPANTS

         At December 31, 1998 and 1997, the Plan had loans receivable from participants aggregating $743,526 and $707,329, respectively. Interest rates on the loans range from 7.0% to 11.0% annually. The loans are secured by the participant's interest in the Plan.

BIOGEN, INC.                                             SUPPLEMENTAL SCHEDULE I
BIOGEN SAVINGS PLAN

ASSETS HELD FOR INVESTMENT (ITEM 27a, FORM 5500)
DECEMBER 31, 1998
--------------------------------------------------------------------------------



 NUMBER OF
  SHARES/                                                                                CURRENT
   UNITS                                                                 COST             VALUE
  119,393    Fidelity Intermediate Bond Fund*                        $1,214,863        $1,226,161
  268,720    Fidelity Puritan Fund*                                   4,726,490         5,393,202
   21,628    Fidelity Value Fund*                                     1,172,750         1,002,445
   76,800    Fidelity Magellan Fund*                                  6,509,795         9,278,946
             Fidelity Retirement Government Money
1,632,338      Market Fund*                                           1,632,338         1,632,338
  152,928    Fidelity Growth Company Fund*                            5,944,521         7,802,376
       --    Fidelity International Growth Income Fund*                      --                --
   57,108    Fidelity Asset Manager Fund*                             1,019,090         1,066,774
   60,907    Fidelity U.S. Equity Index Fund*                         1,978,805         2,677,468
   25,329    Fidelity US Bond Index Fund*                               273,440           279,121
   21,307    Fidelity Low Priced Stock Fund*                            526,460           486,853
   27,717    USAA International Fund                                    562,683           535,219
   15,824    Janus Worldwide Fund                                       682,152           749,449
                                                                   ------------      ------------

                Total mutual funds                                   26,243,387        32,130,352
                                                                   ------------      ------------

  102,703    Biogen, Inc. common stock*                               2,726,578         8,523,321
  174,421    Interest bearing cash                                      174,421           174,421
                                                                   ------------      ------------

                Total Biogen, Inc. Stock Fund                         2,900,999         8,697,742
                                                                   ------------      ------------

             Loans to participants*                                     743,526           743,526
                                                                   ------------      ------------

             Total                                                 $ 29,887,912      $ 41,571,620
                                                                   ============      ============

* Party-in-interest.
                                       11

BIOGEN, INC.                                            SUPPLEMENTAL SCHEDULE II
BIOGEN SAVINGS PLAN

TRANSACTIONS INVOLVING AMOUNTS IN EXCESS OF 5% OF CURRENT VALUE OF PLAN ASSETS (ITEM 27d, FORM 5500)
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                                                              CURRENT
                                              NUMBER                                                          VALUE ON
                                                OF        PURCHASE   SELLING    LEASE   EXPENSE  HISTORICAL  TRANSACTION
PARTY INVOLVED       DESCRIPTION OF ASSET   TRANSACTIONS    PRICE    PRICE      RENTAL  INCURRED    COST        DATE     GAIN (LOSS)

Fidelity Management  Fidelity Puritan Fund      108      $1,493,901  $          $       $        $            $1,493,901   $
  Trust Company                                  73                     922,993                      783,298     922,993    139,695

Fidelity Management  Fidelity Magellan Fund     135       1,964,854                                            1,964,854
  Trust Company                                  88                   1,435,070                    1,099,171   1,435,070    335,899

Fidelity Management  Fidelity Growth Company    124       1,840,042                                            1,840,042
  Trust Company                                  85                     875,284                      711,786     875,284    163,498


                                       12